Exhibit 10.1
EXECUTION COPY
AMENDMENT NO. 2 TO THE
CREDIT AGREEMENT
Dated as of July 24, 2006
     AMENDMENT NO. 2 TO THE CREDIT AGREEMENT among The North American Coal Corporation, a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and Citibank, N.A., as agent (the “Agent”) for the Lenders.
PRELIMINARY STATEMENTS:
     (1) The Borrower, the Lenders and the Agent have entered into a Credit Agreement dated as of March 8, 2005, as amended by Amendment No. 1 dated as of January 1, 2006 (as so amended, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.
     (2) The Borrower and the Required Lenders have agreed to further amend the Credit Agreement as hereinafter set forth.
     SECTION 1. Amendments to Credit Agreement. Section 4.01(n) of the Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended in full to read as follows:
(n) No ERISA Event (other than an ERISA Event described in Section 4043(c)(3) (decline in the number of participants), Section 4043(c)(9) (change in the members of the controlled group to the extent that the ERISA Event relates to an ERISA Affiliate other than the Borrower or a Subsidiary), Section 4043(c)(9) (to the extent that the ERISA Event results from a liquidation or merger of entities within the controlled group) or Section 4043(c)(11) (to the extent that the ERISA Event results from the declaration of an extraordinary dividend payable to, or an extraordinary stock redemption of, an ERISA Affiliate)) has occurred or is reasonably expected to occur with respect to any Plan.

     SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment. This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.
     SECTION 3. Representations and Warranties of the Borrower The Borrower represents and warrants as follows:
     (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
     (b) The execution, delivery and performance by the Borrower of this Amendment and the Credit Agreement, as amended hereby, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower’s charter or by-laws or (ii) any applicable law or any material contractual restriction binding on or affecting the Borrower.
     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Amendment or the Credit Agreement, as amended hereby.
     (d) This Amendment has been duly executed and delivered by the Borrower. This Amendment and the Credit Agreement, as amended hereby are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     (e) There is no pending or, to the knowledge of the Borrower, threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to materially adversely affect the legality, validity or enforceability of this Amendment or the Credit Agreement, as amended hereby.
     (f) After giving effect to this Amendment, no Default has occurred and is continuing.
     SECTION 4. Reference to and Effect on the Credit Agreement and the Notes. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof”

or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
     (b) The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
     SECTION 5. Costs and Expenses The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.
     SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
     SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE NORTH AMERICAN COAL CORPORATION

By /s/ K. Donald Grischow

Title: Treasurer

CITIBANK, N.A., as Agent and as Lender

By /s/ Anish M. Shah

Title: Vice President

KEYBANK NATIONAL ASSOCIATION

By /s/ Thomas J. Purcell

Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION

By /s/ Dale A. Stein

Title: Senior Vice President

REGIONS BANK

By /s/ Jared Andersen

Title: Vice President

U.S. BANK NATIONAL ASSOCIATION

By /s/ Scott J. Bell

Title: Senior Vice President

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